Exhibit 4.34

CLIFFE DEKKER HOFMEYR CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. EXECUTION VERSION ‘ SECOND ADDENDUM TO THE SHARE PURCHASE AGREEMENT between • ? VODAFONE KENYA LIMITED and THE GOVERNMENT OF THE REPUBLIC OF KENYA

1 1 PARTIES 1.1 The Parties to this Addendum are — 1.1.1 Vodafone Kenya Limited; and 1.1.2 the Government of the Republic of Kenya. 1.2 The Parties agree as set out below. 2 INTERPRETATION In this Addendum — 2.1 words and phrases defined in the Agreement will bear the same meanings herein; 2.2 “Addendum” means this second addendum to the Agreement; 2.3 “Agreement” means the written agreement entitled “Share Purchase Agreement’ entered into between the Parties on 3 December 2025 relating to the purchase by the Purchaser of the Sale Shares from the Seller, as amended from time-to-time; 2.4 “Parties” means the parties to this Addendum and “Party” means either of them, as the context may require; and 2.5 “Signature Date” means the date of signature of this Addendum by the Party last signing. 3 INTRODUCTION 3.1 The Parties entered into the Agreement. 3.2 Following the entering into of the Agreement, the Parties agreed to make certain amendments to the Agreement, and accordingly do so hereunder. 4 AMENDMENT OF THE AGREEMENT The Parties hereby agree to amend the Agreement, with effect from the Signature Date, by — 4.1 amending clause 2.1.8 of the Agreement to read as follows: “2.1.8 “Closing Date” means 4.1.1.1 in the event that the Fulfilment Date occurs on or prior to 31 March 2026 (subject to the last Condition Precedent being fulfilled or waived as the case may be, before 15h00 East Africa Time on 31 March 2026), 1 April 2026; 4.1.1.2 in the event that the Fulfilment Date occurs after 31 March 2026 (or the last Condition Precedent is only fulfilled or waived, as the case may be,

2 after 15h00 East Africa Time on 31 March 2026), on a date determined by the Purchaser which date shall be no later than the sixth business day after the Fulfilment Date; or 4.1.1.3 1,8,3 such other date as agreed to by the Parties;”-, amending clause 2.1.28 of the Agreement to read as follows: “2.1.28 “Purchase Consideration” means the USD equivalent of KES 204,333,682,800 determined using the USD/KES Exchange Rate, which amounts to USD1,577,013,837, less any Sale Shares Distributions; payable by the Purchaser to the Seller, in USD, for the Sale Shares in terms of this Agreement, it being recorded that, after deducting the Deductible Fees of USD200.000 as contemplated in clauses 5.9A and 7 1. the net amount payable by the Purchaser to the Seller will be USD1,576.813,837;”: and 4.2 deleting clause 2.1.35 of the Agreement in its entirety; 4.3 inserting a new clause 2.1.37A into the Agreement that reads as follows: “2.1.37A “Shared Prosperity Business Model” means the manner in which the Company promotes the well-being of all stakeholders, community and suppliers into its business strategy as at the Closing Date;”: A A amending clause 2.1.41 of the Agreement to read as follows: “2.1.41 “USD/KES Exchange Rate” means the 129.57 KES per USD,average of the rates, as quoted by Bloomberg at its Bloomberg FIX rate, to convert KES into USD-for five calendar dayspreceding the Signature-Date “; 4.5 amending clause 4.1.21 of the Agreement to read as follows: “4.1.21 the Financing Agreements have been entered into and the facility amount under the facility agreement between Vodafone Investments Luxembourg S.A R.L. and VGL has been advanced by Vodafone Investments Luxembourg S.A R.L. to VGL and confirmed as received by VGL into its South African bank accounthave become unconditional in accordance with their terms, save for any term requiring that this Agreement become unconditional, and”: 4.6 amending clause 7 of the Agreement to reads as follows: “ 7 PURCHASE CONSIDERA TION, DIVIDENDS AND PA YMENT 7.1 The Purchase Consideration less the Deductible Fees, being a net amount of USD1,576,813,837, will be paid by the Purchaser to the Seller on the Closing Date CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. CLIFFE DEKKER HOFMEYR

3 against transfer of the Sale Shares from the Seller to the Purchaser in accordance with the provisions of clause 8.3. 7.2 A The Seller shall be entitled to receive and retain all dividends declared by the Company on or before 31 March 2026 in respect of the Sale Shares. 7.3 All payments to be made under or arising from this Agreement will be made by electronic transfer of immediately available and freely transferable funds, free of any deductions or set-off whatsoever, in USD and, in the case of payments made by the Purchaser, to the Seller’s Designated Account.”; and 4.7 the insertion of a new clause 8A into the Agreement that reads as follows: “8A REDUNDANCY AND PRESERVA TION OF BUSINESS MODEL The Purchaser hereby undertakes, insofar as possible in its capacity as a shareholder of the Company, to — 8A. 1 use commercially reasonable endeavours to procure that, for a period of ten years following the Closing Date, the Company does not embark on any direct Sale-related retrenchment or redundancy processes, other than in the ordinary course of business, or in accordance with the VGL Group or Vodafone Group management policies and procedures; and 8A.2 endeavour to ensure there are no material changes made to the Shared Prosperity Business Model for a period of 10 years from the Closing Date, other than in the ordinary course of business.”. 5 SAVINGS CLAUSE Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum, all of the remaining terms and conditions of the Agreement shall mutatis mutandis continue in full force and effect. 6 COSTS Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum. 7 SIGNATURE 7.1 This Addendum is signed by the Parties on the dates and at the places indicated below. 7.2 This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Addendum as at the date of signature of the Party last signing one of the counterparts.

4 7.3 The persons signing this Addendum in a representative capacity warrant their authority to do so. 7.4 The Parties record that it is not required for this Addendum to be valid and enforceable that a Party shall initial the pages of this Addendum and/or have its signature of this Addendum verified by a witness. 7.5 For purposes of this Addendum, any reference to “signature” or “execution” shall include advanced electronic signatures as provided for under the Kenya Information and Communications Act, Cap. 411A and the Kenya Information and Communications (Electronic Certification and Domain Name Administration) Regulations, 2020, and which advanced electronic signature shall be accompanied by a certificate issued by an electronic certification service provider, licenced under the Kenya Information and Communications Act, Cap. 411A and the Kenya Information and Communications (Electronic Certification and Domain Name Administration) Regulations, 2020. [Remainder of the page intentionally left blank. Signature pages to follow. CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. CLIFFE DEKKER H O F M E Y R

] 5 SIGNED at . on £Z.ft-PCil 2026 For and on behalf of VODAFONE KENYA LIMITED [***] Signature [***] Name of Signatory [***] Designation of Signatory AS WITNESSED BY [***] Signature [***] Name of Signatory [***] Designation of Signatory CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. CLIFFE DEKKER HOFMEYR

SIGNED at on 1 April For and on behalf of THE GOVERNMENT OF THE REPUBLIC OF KENYA, REPRESENTED BY THE CABINET SECRETARY T THE NATIONAL TREASURY [***] Signature [***] Name of Signatory [***] Designation of Signatory